Exhibit 99.2

GrowLife, Inc. Schedules Investor Conference Call for March 11, 2019

KIRKLAND, Wash., March 4th, 2019 (GLOBE NEWSWIRE) -- GrowLife, Inc. (OTCQB:PHOT), one of the nation's most recognized indoor cultivation product and service providers, today announced that GrowLife has scheduled an investor conference call for 4:30 PM eastern standard time on Monday, March 11, 2019.

GrowLife CEO, Marco Hegyi, will provide updates on last year’s organizational and financial highlights, recent developments and discuss the goals for the Company in 2019.

In addition, interested parties have the opportunity to submit questions concerning the Company prior to the call to Stuart Smith at SmallCapVoice.Com, Inc. via email: ssmith@smallcapvoice.com by 12:00 PM eastern standard time on Friday, March 8th, 2018. Mr. Smith will compile a list of questions and submit them to the Company prior to the conference call. Which questions will be addressed will be based on the relevance to the shareholder base, and the question’s appropriateness in light of public disclosure rules.

To access the call:

Dial-In Number: 1-857-232-0157

Access Code: 422095

For those unable to participate in the conference call at that time, a replay will be available at https://smallcapvoice.com/blog/phot/ shortly after the call has concluded.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines. Our mission is to help make our customers successful. Through a network of local representatives covering the United States and Canada, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media, industry-leading hydroponics and soil, plant nutrients, and thousands more products to specialty grow operations. GrowLife is headquartered in Kirkland, Washington and was founded in 2012.

Public Relations Contact:

CMW Media

Cassandra Dowell, 858-264-6600

cassandra@cmwmedia.com

www.cmwmedia.com

Investor Relations Contact:

info@growlifinc.com

206-483-0059

FORWARD LOOKING STATEMENT:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of GrowLife, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words may, would, will, expect, estimate, can, believe, potential and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond GrowLife, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.